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                                                                    EXHIBIT 10.6

                             PACKETVIDEO CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT


        THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 24th day of November, 1999, by and between PACKETVIDEO CORPORATION, a Delaware corporation (the "Company"), and WILLIAM CVENGROS ("Purchaser").

        WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

        WHEREAS, the issuance of common stock hereby is intended to comply with the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Act").

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. PURCHASE AND SALE OF STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of six hundred thousand (600,000) shares of the Common Stock of the Company (the "Stock") at $0.25 per share, for an aggregate purchase price of one hundred fifty thousand dollars ($150,000), payable in cash.

        The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

        2. REPURCHASE OPTION. In the event Purchaser's relationship with the Company (or a parent or subsidiary of the Company), whether as an employee or consultant, terminates, then the Company (or its designee) shall have an irrevocable option (the "Repurchase Option"), for a period of ninety (90) days after said termination, or such longer period as may be determined by the Company if such later repurchase is deemed necessary by the Company for treatment of all or part of its stock as Qualified Small Business Stock under
Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder, to repurchase from Purchaser or Purchaser's personal representative, as the case may be, at the original price per share indicated above paid by Purchaser for such Stock ("Option Price"), up to but not exceeding the number of unvested shares of the Stock set forth on Exhibit A hereto which is incorporated herein by this reference. The Company shall have a unilateral right to assign the Repurchase Option to any person or entity designated by the Board of Directors of the Company.

        3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in
Section 16a. Such notice shall identify the number of shares of Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the


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Repurchase Option set forth in Section 2 above. The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

        4. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Stock shall be immediately subject to the Repurchase Option and be included in the word "Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

        5. TERMINATION OF REPURCHASE OPTION. Sections 2, 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever first occurs.

        6. ESCROW OF UNVESTED STOCK. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit C, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

        7. RIGHTS OF PURCHASER. Subject to the provisions of Sections 6, 8, 11 and 13 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

        8. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber


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or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Option. After any Stock has been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws.

        9. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

               (a) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

               (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (c) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

               (d) Any legend required by appropriate state blue sky officials.

        10. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

               (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

               (b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.


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               (c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

        Purchaser is familiar with the provisions of Rules 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

               (d) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

               (e) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

        11. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Purchaser, including the Stock (the "Restricted Securities"), for a period of time specified by the underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser's Restricted Securities until the end of such period.

        12. SECTION 83(b) ELECTION. Purchaser understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Stock pursuant to the Repurchase


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Option set forth in Section 2a above. Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty
(30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

        13. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or
(b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        14. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

        15. MISCELLANEOUS.

               (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

               (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

               (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

               (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

               (e) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

               (f) INDEPENDENT COUNSEL. Purchaser acknowledges that this Agreement has been prepared on by the Company. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

               (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

               (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      PACKETVIDEO CORPORATION


                                      By: /s/ JAMES CAROL
                                         ---------------------------------------
                                         James Carol,
                                         Chief Executive Officer

                                      PURCHASER:

                                      /s/ WILLIAM CVENGROS
                                      ------------------------------------------
                                      WILLIAM CVENGROS

                                      Address:
                                              ----------------------------------

                                              ----------------------------------



ATTACHMENTS:

Exhibit A      --     Vesting Schedule
Exhibit B      --     Joint Escrow Instructions
Exhibit C      --     Stock Assignment Separate from Certificate
Exhibit D      --     Section 83(b) election


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                                    EXHIBIT A

                        WILLIAM CVENGROS VESTING SCHEDULE

VESTING COMMENCEMENT DATE:  JANUARY 1, 2000

The following rules describe the relationship between the vesting of your shares and the length of your service as an employee of the Company:

1. In the event your employment is terminated with "Cause" or you resign without "Good Reason" the Company's repurchase right shall be as follows:

        (A) Until December 31, 2000, all shares shall be subject to repurchase.

        (B) On January 1, 2001 seventy five percent (75%) of your shares shall be subject to repurchase.

        (C) Upon the completion of each additional full month of employment thereafter, an additional 2.0833% of your shares will cease to be subject to repurchase.

2. In the event that your employment is terminated without "Cause" or if you resign for "Good Reason" (other than in connection with a "Change in Control") on or before December 31, 2000, then the Company's right of repurchase shall lapse with respect to 50% of the Shares.

3. In the event that your employment is terminated without "Cause" or if you resign for "Good Reason" (other than in connection with a "Change in Control") on or after January 1, 2001, then, in addition to the Company's right of repurchase which shall have lapsed as of such date in accordance with Section 1 above, the Company's right of repurchase shall lapse with respect to an additional amount of the Shares equal to 50% of the number of shares subject to the Company's right of repurchase immediately prior to the effective date of such termination or resignation. By way of example only, if your employment with the Company is terminated without "Cause" of if you resign for "Good Reason" on March 1, 2001, then the Company's right of repurchase shall lapse with respect to 64.583% of the shares. The remaining portion of your shares shall be subject to repurchase in accordance with the terms of the Agreement.

4. Applying the above formulas, no shares will be subject to repurchase (and all your shares will be fully vested) on the fourth anniversary of your Vesting Commencement Date.

5. In the event of a "Change of Control" of the Company (as defined herein), this option may be assigned by the Company to any successor of the Company (or the successor's parent) in connection with such Change of Control and shall continue to vest in accordance with the Company's standard schedule if you become employed by such successor (or its parent or subsidiaries); provided, however, that if you are terminated without "Cause" or if you resign for "Good Reason" within sixty (60) days before or twelve (12) months after the effective date of any such Change of Control, then the repurchase option shall lapse and terminate fully and all shares shall be immediately vested as of the effective date of such termination or resignation.


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SECTION 280G

In the event that the severance, acceleration of stock options and other benefits provided for in this Agreement or otherwise payable to Purchaser (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code of 1986, as amended or replaced (the "Code") and (ii) but for this paragraph, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then your benefits hereunder shall be either.

                      (i)    delivered in full, or

                      (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and you otherwise agree in writing, any determination required under this paragraph shall be made in writing in good faith by the Company's accountants. In the event of a reduction in benefits hereunder, you shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this paragraph, the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and you shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this paragraph. The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this paragraph.

DEFINITION OF "CHANGE OF CONTROL"

"Change of Control" of the Company is defined as:

        (a) Any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a group of the members of the Board of Directors as of the Effective Date and their affiliated investment funds and partners thereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power by the Company's then outstanding voting securities after the Effective Date; or

        (b) The consummation of a merger or consolidation of the Company with any other. corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the surviving entity or its parent outstanding immediately after such merger or consolidation; or

        (c) The approval by the Board of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

DEFINITIONS OF "CAUSE" AND "GOOD REASON"


         "Cause" is defined as your (i) gross negligence or willful misconduct in connection with the performance of your duties hereunder which has not been cured within thirty (30) days following receipt by you of written notice identifying such acts of gross negligence or willful misconduct, (ii) conviction of a felony (other than a traffic-related offense) which has caused material injury to the Company's business, (iii) dishonesty with respect to a significant matter relating to the Company's business and intended to result in personal enrichment of you or your family at the expense of the Company, or (iv) willful material breach of the Proprietary Information Agreement by and between you and the Company.

         "Good Reason" is defined as (i) the assignment to you of duties not commensurate with the position of Chief Executive Officer, or any material reduction of your duties, authority or responsibilities or any material reduction in your title or reporting responsibilities, relative to your duties, authority, responsibilities, title or reporting responsibilities as in effect immediately prior to such reduction; (ii) a reduction by the Company in your base salary as in effect immediately prior to such reduction; (iii) your relocation to a facility or a location outside of Orange County or San Diego County; or (iv) any material breach of this Agreement by the Company. For purposes of any determination regarding the existence of "Good Reason," any claim by you that Good Reason exists shall be presumed to be correct, unless the Company establishes to the Board in the Board's good faith judgment by a preponderance of evidence that Good Reason does not exist.

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Common Stock Purchase Agreement between the undersigned and PACKETVIDEO CORPORATION, a Delaware corporation (the "Company"), dated as of November 24, 1999 (the "Agreement"),__________ hereby sells, assigns and transfers unto the Company _________ (_____) shares of common stock of the Company, standing in the undersigned's name on the books of the Company represented by Certificate No.______ herewith, and does hereby irrevocably constitute and appoint _________________ attorney to transfer the said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:

                                   ---------------------------------------------
                                   Signature



                                   ---------------------------------------------
                                   Print Name

                                    EXHIBIT C



                            JOINT ESCROW INSTRUCTIONS


Frederick T. Muto
Cooley Godward LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121

Dear Sir:

        As Escrow Agent for both PACKETVIDEO CORPORATION, a Delaware corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement ("Agreement"), dated November 24, 1998, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

        1. In the event the Corporation or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Corporation or its designee or assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

        3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

        4. This escrow shall terminate upon expiration or exercise in full of the Repurchase Option, whichever occurs first.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

        6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

        12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto:

        CORPORATION:         PACKETVIDEO CORPORATION
                             10350 Science Center Drive
                             Suite 140
                             San Diego, CA  92121

        PURCHASER:           WILLIAM CVENGROS
                             c/o PacketVideo Corporation
                             10350 Science Center Drive
                             Suite 140
                             San Diego, CA  92121

        ESCROW AGENT:        FREDERICK T. MUTO
                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, California 92121

        15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        16. You shall be entitled to employ such legal counsel and other experts (including without limitation the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

        18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                                    Very truly yours,

                                    PACKETVIDEO CORPORATION:


                                    By
                                      ------------------------------------------
                                    James Carol, Chief Executive Officer


                                    PURCHASER:


                                    --------------------------------------------
                                    William Cvengros

ESCROW AGENT:


-------------------------------------
Frederick T. Muto

November 24, 1998


Director of Internal Revenue
Internal Revenue Service Center
Fresno, CA 93888

RE: ELECTION UNDER SECTION 83(b)

Gentlemen:

This statement constitutes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time.

Pursuant to Treasury Regulation Section 1.83-2, the following information is submitted:

1.      NAME:                       William Cvengros ("Purchaser")

        ADDRESS:                    ------------------------------------
                                    ------------------------------------

        SOCIAL SECURITY NO.:        ------------------------------------

2. PROPERTY DESCRIPTION:600,000 shares of Common Stock of PacketVideo Corporation (the "Company").

3. The date on which the property was transferred is November 24, 1999.

4. The taxable year for which the election is made is the calendar year 1999.

5. RESTRICTIONS:

If, on or before November 24, 2003, the employment or consulting relationship of the Purchaser by the Company terminates for any reason, the Company shall have the option to repurchase some or all of the property (depending on the date of such termination) for a price equal to the cost of the property repurchased.

6. The fair market value of the property at the time of transfer with respect to which this election is being made, determined without regard to any restrictions other than a restriction which by its terms will never lapse is $150,000.

7. The amount paid by the undersigned taxpayer for the property is $150,000.

8. The undersigned taxpayer hereby elects to include in gross income for 1999 the amount of $0.00, which equals the amount by which the fair market value of the property exceeds the amount paid for such property.

9. A copy of this statement has been furnished to the Company and the transferee of the property if different from the purchaser.

Dated:  November 24, 1998.


Very truly yours,



-----------------------------------
William Cvengros